EX-99.B9

April 25, 2004

Board of Directors
First MetLife Investors Insurance Company
One Madison Avenue
New York, NY 10010

Re: Opinion of Counsel    First MetLife Investors Variable Annuity Account One
                          Post-Effective Amendment No. 4 under the Securities
                          Act of 1933 (File No. 333-96777), and
                          Amendment No. 30 under the Investment Company Act of
                          1940 (File No. 811-08306) to the Registration
                          Statement on Form N-4

Gentlemen:

I am an attorney and General Counsel to First MetLife Investors Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Post-Effective Amendment (the "Amendment") for the Fixed and Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, First MetLife Investors Variable Annuity Account One.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. First MetLife Investors Variable Annuity Account One is a separate investment account of the Company and is validly existing pursuant to the laws of the State of New York and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

April 25, 2004
Page 2

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

I consent to the reference to me under the caption "Legal Opinions" contained in the Statement of Additional Information that forms a part of the Registration Statement.

Sincerely,

/s/ Richard C. Pearson
Richard C. Pearson
General Counsel